               SEPARATION AGREEMENT, RELEASE AND WAIVER OF CLAIMS

         This Separation Agreement, Release, and Waiver of Claims ("Agreement")
is made and entered into by and between Energy West, Incorporated (hereinafter
"Energy West") and Executive Edward J. Bernica (hereinafter "Executive")
(collectively, "the parties").

          WHEREAS, the parties wish to terminate Executive's employment with
Energy West; and

         WHEREAS, the parties wish to resolve any claims, disputes, and/or causes of action ("claims") that Executive has, may have had, or may have against Energy West regarding his employment therewith and/or the termination of that employment;

         NOW THEREFORE, the parties agree as follows:

         1. Energy West's Covenants: In consideration of, among other things, the promises, agreements, and covenants contained in this Agreement, the adequacy and sufficiency of which is hereby acknowledged, Energy West agrees as follows:

                  (a) In full and complete satisfaction of Executive's rights to any severance payments, vacation and/or sick pay, incentive compensation, bonus, and/or any other compensation and benefits to which Executive may be entitled,
Energy West shall make thirty (30) equal semi-monthly payments, each in the amount of SIX THOUSAND ONE HUNDRED EIGHTY-SEVEN DOLLARS and 50/100 ($6,187.50),
less applicable deductions and withholdings, with the first such payment to occur in the first normal payroll period of the Energy West immediately succeeding the effective date of this Agreement; provided, however, that Energy
West's obligation to make payments under this Paragraph shall cease immediately upon Executive's breach--in Energy West's good faith belief--of any of the covenants set forth in Paragraph 2 hereinafter, including but not limited to the
Restrictive Covenants in Paragraph 2(c).

                  (b) In accordance with applicable law, Energy West will
provide Executive medical benefits required by COBRA. Executive acknowledges and agrees he is solely responsible for the amounts due with respect to continuation of his medical insurance under COBRA.

         2. Executive's Covenants: In consideration of, among other things, the promises, agreements, and covenants contained in this Agreement, the adequacy and sufficiency of which is hereby acknowledged, Executive agrees as follows:

          (a) Full and General Release of Liability: Executive (on
     behalf of himself and anyone claiming through or on behalf of Executive)
     hereby forever WAIVES, RELEASES, AND DISCHARGES--to the maximum extent permitted by law--Energy West and all of its current and former insurers, attorneys, fiduciaries, employees, directors, agents, successors, assigns, subsidiary and parent companies, and all other entities affiliated with or related to it, without limitation, exception, or reservation
     ("Affiliates") from any and all claims that Executive may have had, currently has, or in the future may have, in connection with or arising out of his employment with Energy West through the effective date of this
     Agreement, other than for breach of this Agreement. Executive acknowledges and agrees that his waiver, release, and

     discharge of claims herein applies to any and all civil claims, whether known or unknown, suspected or unsuspected, for damages, attorneys' fees, or equitable relief that Executive has or at any time could have had against Energy West, whether arising under contract or any under federal, state, or local statutory or common (including civil tort) law, including but not limited to any and all claims for attorney's fees; claims for breach of contract; claims sounding in tort; claims for violation of any public policy; claims for workers' compensation benefits, discrimination, and/or retaliation; claims of discrimination, harassment, and/or retaliation under any federal, state, or local law, including but not limited to Title VII of the Civil Rights Act of 1964 (as amended), the
     Civil Rights Act of 1991, 42 U.S.C. ss. 1981, the Age Discrimination in
     Employment Act, the Americans with Disabilities Act, the Rehabilitation
     Act, and/or the Montana Human Rights Act; claims for unpaid wages under any and all applicable state wage payment statutes; claims under the Family and
     Medical Leave Act; claims under the Fair Labor Standards Act; claims under the Equal Pay Act; claims under the Occupational Safety and Health Act;
     claims under the Employment Retirement Income Security Act ("ERISA");
     claims under the Consolidated Omnibus Budget Reconciliation Act ("COBRA");
     claims under 42 U.S.C. ss. 1983 and 42 U.S.C. ss. 1988; and claims under any and all policies of Energy West. Notwithstanding the foregoing, nothing in this Agreement shall modify the rights and obligations of the parties with respect to fully vested stock options, in existence as of the last day of Executive's employment, previously issued to Executive, in accordance with the terms of Energy West's plan.

          (b) Return of Property: Executive hereby represents and warrants that, as of the date of his signature on this Agreement, he has returned all of
     Energy West's and/or any Affiliates' files, records, documents, plans, drawings, equipment, software, videotapes, or any property or other items of Energy West and/or any its Affiliates in Executive's possession or concerning the business of Energy West and/or its Affiliates, whether prepared by Executive or otherwise coming into his possession or control.

          (c) Restrictive Covenants: Executive hereby agrees that, during the fifteen months during which he is receiving the payments referenced in
     Paragraph 1 hereinabove, he shall not, without the prior written consent of
     Energy West, do any of the following:

               (i) directly or indirectly compete with Energy West in any way, including but not limited to, that he shall not as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership
          (other than ownership of securities of publicly held corporations of which he owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any person and/or business that provides, sells, distributes, or markets any products or services that compete with Energy West within any part of the states of Montana,
          Wyoming and/or Arizona (it being understood that for purposes of this paragraph "directly or indirectly compete with" shall include activities promoting, selling, marketing, or providing services supporting or relating to the marketing or sale of, (x) products or services of the type offered and sold by Energy West or any Affiliate of Energy West during Executive's employment with Energy West (the
          "Products or Services"), or (y) that are competitive with or are functional replacements for the Products or Services) (unless otherwise clearly indicated

          by the context, references in this paragraph (c) to Energy West shall be deemed to include the Affiliates of Energy West);

               (ii) engage in the following acts of "Solicitation": (A) directly or indirectly, whether as an individual for his own account, or on behalf of any other person, firm, corporation, partnership, joint venture, or entity whatsoever, hire, solicit, or endeavor to entice away from Energy West any employee who is employed by Energy West (or attempt any of the foregoing); (B) directly or indirectly through any other individual or entity, solicit, entice, persuade, or induce any individual or entity to terminate, reduce, or refrain from forming, renewing, or extending its relationship, whether actual or prospective, with Energy West (or attempt any of the foregoing); or
          (C) directly or indirectly through any other individual or entity, solicit, entice, persuade, or induce any customer of Energy West to do business with any individual or entity with respect to matters that the Energy West did business or was attempting to do business either during the term of Executive's employment with Energy West or during the term of this solicitation prohibition (or attempt any of the foregoing).

     Executive further specifically acknowledges and agrees that the foregoing covenants are reasonable in content and scope and are given knowingly, willingly, voluntarily, and for adequate and valid consideration; provided, however, that if any court of competent jurisdiction or other appropriate authority disagrees with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise modify the foregoing covenants only so far as necessary to be enforceable as reasonable, notwithstanding and regardless of any law or authority to the contrary. Executive further specifically acknowledges and agrees that the existence of any claim or cause of action by Executive against Energy West shall not constitute a defense to the enforcement by
     Energy West of any or all such covenants. Executive expressly agrees that the remedy at law for the breach of any such covenant is inadequate, that
     Executive shall not defend against any claim by Energy West on the basis of an adequate remedy of law, that injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof, that the party bringing the claim shall not be required to post bond in pursuit of such claim, and that the prevailing party shall on any such claim be entitled to recover attorneys' fees, expert witness fees, and costs incurred in pursuit of such claim, notwithstanding and regardless of any law or authority to the contrary.

          (d) Duty to Protect Confidential and Proprietary Information:
     Executive hereby agrees that he shall not at any time, unless authorized in writing by the then Chief Executive Officer of Energy West or his authorized designee (or in the event of litigation where such matters are material and where Executive is required to disclose such matters), communicate, divulge, or use, for his own benefit or for the benefit of any other person, firm, or corporation, any confidential or proprietary information concerning Energy West's and/or its Affiliates' business, including but not limited to Energy West's and its Affiliates' operations, services, materials, policies, and the manner in which they are developed, marketed, and provided, and such other information regarded as trade secrets or confidential or proprietary information regarded as trade secrets or confidential or proprietary information under any applicable law, including without limitation information that is attorney work product or attorney-client privileged.

          (e) Confidentiality: Executive hereby agrees this Agreement and the circumstances and/or the discussions leading to this Agreement are confidential and, as such, (i) he will not communicate the contents of this
     Agreement or the circumstances or the discussions leading to this Agreement
     ("Confidential Information") other than to his immediate family members, his attorney, his accountant, to governmental taxing authorities, or if compelled by a court of competent jurisdiction or otherwise required by law
     ("Authorized Persons"); (ii) before he discloses any Confidential
     Information to any Authorized Persons, he must inform them that the matter is confidential, that compliance with this confidentiality provision is a material condition of this Agreement, and that any disclosure of such
     Confidential Information to persons or entities not authorized to receive it is a material breach of this Agreement; and (iii) if he is compelled to disclose any Confidential Information by a court of competent jurisdiction or otherwise, then he will give Energy West as much notice as is reasonably practicable before such disclosure in the event Energy West wishes to intervene to protect its rights under this Agreement.

          (f) Agreement Not to Reapply: Executive hereby agrees he will not hereafter apply for or otherwise seek employment with Energy West and/or its Affiliates. Executive acknowledges that, if he applies for any position with Energy West and/or its Affiliates, Energy West and/or the applicable
     Affiliate is under no obligation to consider his application. Executive further acknowledges that, if he hereafter obtains employment with Energy
     West and/or any Affiliates, then such employment may be terminated on the basis of this subparagraph (c), without recourse by Executive against
     Energy West and/or any Affiliates, it being Executive's intent hereby to waive any claims he may have with respect to such application/employment.

          (g) Tax Issues and Indemnification Agreement: Executive hereby expressly acknowledges that no oral or written representation of fact or opinion has been made to him by Energy West and/or any Affiliates or their attorneys regarding the tax treatment or consequences of any payment made under this Agreement. It is expressly understood that, to the extent any liability or responsibility exists for Executive's portion of any federal, state, and local income or other taxes, such liability or responsibility rests solely with Executive. Executive further agrees to indemnify and to hold harmless Energy West and/or its Affiliates in connection with any liability incurred in connection with any tax or taxes for which Executive is responsible.

          (h) Voluntary Nature of Agreement: Executive hereby acknowledges he has read this Agreement, understands its terms, and signs the Agreement voluntarily of his own free will, without coercion or duress, and with full understanding of the significance and binding effect of the Agreement.

          (i) Invalidity: Executive hereby agrees that if he and/or anyone acting on his behalf files any claim against Energy West and/or any
     Affiliate or any person or entity released under this Agreement relating to or concerning any matter released by this Agreement, or if one or more provisions of this Agreement is ever determined by a court of proper jurisdiction to be unenforceable at Executive's request, then he shall repay to Energy West any and all consideration he received under this
     Agreement, notwithstanding any law or authority to the contrary.

          (j) Cooperation: Following the date hereof, Executive agrees to cooperate with Energy West as reasonably requested in connection with any matters with which Executive was previously involved or with respect to which Executive is familiar.

          (k) Board Service: Executive hereby acknowledges that he has been fully compensated for his service as a member of the Board of Directors of
     Energy West. Executive further agrees that the amounts to be paid to him pursuant to this Agreement are in full compensation of all amounts due him from Energy West, and he agrees that he will not be entitled to any compensation of any nature (whether present, deferred, or contingent) with respect to his service as a Director of Energy West for any and all periods through the expiration of his current term as a Director.

          (l) Resignation From Board: Executive hereby acknowledges his resignation as a Director of Energy West.

          3. General Provisions: In addition to the foregoing covenants, the parties further agree as follows:

          (a) No Admission: Neither the existence nor the execution of this
     Agreement shall constitute an acknowledgment or admission by either of the parties or its or his affiliates of any liability to the other party or its or his affiliates, and each party expressly denies any such liability.

          (b) Governing Law and Consent to Jurisdiction: This Agreement and all
     disputes relating to its interpretation and/or enforcement shall be subject to, governed by, and construed in accordance with the laws of the State of
     Montana, irrespective of any choice of law and/or of the fact that one or both of the parties now is or may become a resident of a different state.
     Executive hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Montana, notwithstanding any applicable law or authority to the contrary.

          (c) Assignability: This Agreement shall be binding upon and inure to the benefit of Energy West, its respective successors, heirs, and assigns.
     Except as expressly set forth herein, this Agreement may not be assigned by
     Executive without the express written consent of Energy West.

          (d) Invalid Provisions: Except as set forth in Paragraph 2(i), if any provision of this Agreement is determined to be illegal, invalid, or unenforceable, then such provision shall be fully severable, and this
     Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid, or enforceable.

          (e) Construction of Agreement: This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether

     written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. This Agreement shall not be strictly construed against either party.

          (f) Waiver: The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          (g) Titles: Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

          (h) Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          (i) Further Assurances: Each of the parties agrees to take such actions as may be reasonably necessary to carry out the effect and purposes of this Agreement.

         4. Right to Consider/Revoke: The parties hereby agree (i) Executive has/had twenty-one (21) calendar days from the date he received this Agreement to consider it, although he could elect to sign it sooner if he wished; (ii)
Executive has been advised/is hereby advised to consult with independent legal counsel before signing this Agreement; (iii) Executive may revoke this Agreement after he signs it by delivering a written notice of revocation via telecopier
((406) 791-7560) and certified mail to Energy West (to the attention of John C.
Allen) within seven (7) calendar days after he signs this Agreement; and (iv)
absent revocation, this Agreement will become effective and enforceable on the eighth (8th) calendar day following the date he signs it.

[Signature Page Immediately Follows This Page]

                               /s/ Edward J. Bernica
                               ------------------------------------------
                               Edward J. Bernica

STATE OF MONTANA )
                 )ss
COUNTY OF CASCADE)

         On this 24th day of October, 2003, before me the undersigned, a notary public, in and for the county and state aforesaid, personally appeared
Edward J. Bernica, to me known to be the person described in and who executed the foregoing Separation Agreement, Release and Waiver of Claims, and
acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in Cascade County, the day and year first above written.

                                  /s/ Colleen R. Gordon
                                  -------------------------------------
                                  Notary Public
                                  Colleen R. Gordon

My Commission Expires:

7/27/2006
---------------------

                                      ENERGY WEST, INCORPORATED

                                      /s/ John C. Allen
                                      ------------------------------------------
                                      Name:  John C. Allen
                                      Title: Interim President & CEO

STATE OF MONTANA )
                 )ss
COUNTY OF CASCADE)

     On this 24th day of October, 2003, before me the undersigned, a notary public, in and for the county and state aforesaid, personally appeared
John Allen, to me known to be the person described in and who executed the foregoing Separation Agreement, Release and Waiver of Claims, and acknowledged that he executed the same on behalf of Energy West, Incorporated in his capacity as Interim President, Energy West, Incorporated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in Cascade County, the day and year first above written.

                                  /s/ Cheryl Johnson
                                  ---------------------------------------
                                  Notary Public

My Commission Expires:

Notary Public for the State of Montana
Residing at Great Falls, Montana
My Commission Expires Febuary 21, 2006